                                                             UNITED STATES

                                                  SECURITIES AND EXCHANGE COMMISSION

                                                        WASHINGTON, D.C. 20549

                                                               FORM 8-K

                                                            CURRENT REPORT

                                Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                   Date of Report: February 6, 2003
                                                   --------------------------------
                                                   (Date of earliest event reported)

                                                      THE PHOENIX COMPANIES, INC.
                                                      ---------------------------
                                        (Exact name of registrant as specified in its charter)

                Delaware                                   1-16517                                06-0493340
                --------                                   -------                                ----------
     (State or other jurisdiction of              (Commission File Number)             (IRS Employer Identification No.)
             incorporation)

                                          One American Row, Hartford, Connecticut 06102-5056
                                          --------------------------------------------------
                                          (Address of principal executive offices) (Zip Code)

                                                             860-403-5000
                                                             ------------
                                         (Registrant's telephone number, including area code)

Item 9.  Other Information.

         On February 6, 2003, The Phoenix Companies, Inc., a Delaware corporation, reported its fourth quarter and full-year 2002 results; announces additional actions in support of key priorities and strategic plan; revises ROE target, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Exhibits.

99.1     News release of The Phoenix Companies Inc., dated February 6, 2003, regarding fourth quarter and full-year 2002 results;
         announces additional actions in support of key priorities and strategic plan; revises ROE target.

                                                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

                                                     By:      /s/ Carole A. Masters
                                                              -------------------------------------------
                                                              Name:    Carole A. Masters
                                                              Title:   Vice President and Counsel

         Date: February 6, 2003

                                                                 EXHIBIT INDEX

Exhibit Number                                    Exhibit
--------------                                    -------
99.1                                              News release of The Phoenix Companies Inc., dated February 6, 2003, regarding fourth quarter and full-year 2002 results; announces additional actions in support of key priorities and strategic plan;
                                                  revises ROE target.

                                                                                                                      Exhibit 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]

     The Phoenix Companies, Inc.                              N  E  W  S     R  E  L  E  A S E

     One American Row
     PO Box 5056
     Hartford CT 06102-5056
     PhoenixWealthManagement.com

     For Immediate Release

           Contacts:                Media Relations                  Investor Relations
                                    ---------------                  ------------------
                                   Alice S. Ericson                  Peter A. Hofmann
                                      860-403-5946                   860-403-7100

 PHOENIX REPORTS FOURTH QUARTER AND FULL-YEAR 2002 RESULTS; ANNOUNCES ADDITIONAL ACTIONS IN SUPPORT OF KEY PRIORITIES AND
                       STRATEGIC PLAN; REVISES ROE TARGET

          HARTFORD, Conn., February 6, 2003 - The Phoenix Companies, Inc. (NYSE:
     PNX) today reported fourth quarter and full-year 2002 results and announced additional  actions in support of its key priorities and strategic plan, as well as a revised return on equity target.

                    FOURTH QUARTER AND FULL-YEAR 2002 RESULTS
          The  company  reported  fourth  quarter  2002 cash  operating  income, excluding venture capital, of $21.0 million,  or $0.22 per share,  compared with $28.2 million,  or $0.27 per share, in the fourth quarter of 2001. The company  also  reported  operating  income of $11.4  million,  or $0.12 per share, for the quarter, compared with operating income of $22.7 million, or
     $0.22 per share, in the fourth quarter of 2001. The company reported a GAAP net loss of $14.5 million, or a $0.15 loss per share, in the fourth quarter of 2002,  compared with a $7.5 million net loss, or a $0.07 loss per share, in the fourth quarter of 2001. (See  reconciliation  of financial  measures below.)
          The fourth quarter 2002 GAAP result  includes net realized  investment losses of $22.7 million,  after income taxes,  primarily  related to credit losses in the bond  portfolio.  It also  includes  a  previously  announced charge of $3.1 million,  after income taxes, related to staff reductions in investment  management and annuity  distribution,  information  technology, international operations, and other areas of the company.
          For  full-year  2002,  the company  reported  cash  operating  income, excluding venture capital, of $78.1 million,  or $0.80 per share,  compared with $86.6 million,  or $0.83 per share, in 2001. The company also reported an  operating  loss of $61.7  million,  or a $0.63 loss per share,  for the year,  principally  related to losses in its Venture  Capital segment and a third quarter  non-cash  goodwill  charge.  This compares with an operating loss of $74.1  million,  or a $0.71 loss per share,  in 2001.  The  company reported a full-year 2002 GAAP net loss of $246.0 million,  or a $2.51 loss per share,  compared  with a $202.7  million net loss,  or a $1.94 loss per share, in the prior year.
          "Our  results very clearly show our areas of strength and the areas in which we must improve," said Dona D. Young,  president and chief  executive officer.  "Our core life operation performed well, once again demonstrating the  strength  of our  franchise.  However,  results  from our  annuity and
     investment  management  operations  were  significantly   affected  by  the
     prolonged  difficult  markets and point to the need for continued action to improve margins."

                      ACTIONS IN SUPPORT OF STRATEGIC PLAN

          "Following  the  strategic  review I initiated  late last year, we are strongly  reaffirming our commitment to our wealth management  strategy and our core  businesses and  intensifying  our focus on execution,"  said Mrs.
     Young.  "All our  efforts  are now  directed  toward  four key  priorities:
     manufacturing profitable wealth management products and services,  lowering
     expenses,   enhancing  capital  and  resource  allocation  strategies,  and redesigning our compensation and benefits in support of our goals.
          "Within  this  framework,  we have  already  begun  taking  aggressive actions to achieve consistent, quality earnings and profitable growth," she added.  "We are  concentrating  first on those  areas  where we can achieve immediate results,  and shareholders can expect continued action throughout
     2003.  Everything we do is guided by our stated priorities and a commitment to building the value of our business over time.  We expect the  successful execution of our strategy to drive ratings  improvement over the next 12 to
     18 months."
          The  company  announced  several  actions  today in support of its key priorities and strategic plan. They are:

o    The agreement to sell,  subject to receipt of general partner  consents,  a
     $53.5  million  portfolio  of  its  venture  capital  limited   partnership
     interests,  along with unfunded commitments of $28.1 million, half to third parties  and the other  half to Phoenix  Life  Insurance  Company's  closed block. The sale is intended to reduce the company's  exposure to the equity markets and mitigate  earnings  volatility,  while also  improving  Phoenix
     Life's capital ratios and enhancing the closed block's potential  long-term returns. Net proceeds from the sale to third parties will be $26.8 million;
     the  transfer to the closed  block will be in exchange  for assets of equal value  as  determined  by  the  terms  of  the  third-party  sale.  Phoenix recognized an after-tax realized loss of $3.3 million in the fourth quarter related to the partnership interests included in this transaction.

o    Additional  annualized  expense  savings  of $4 million  by  year-end  2003 through general  operational  expense  reductions,  primarily in Investment
     Management, and $6 million more by year-end 2006 from the implementation of a  comprehensive  facilities  plan.  The  plan  includes  the  sale  of the company's  Enfield,  Conn.,  offices,  which  will be placed on the  market within 30 days.  Business  functions  from Enfield will be relocated to the company's  existing  Hartford  offices and a yet-to-be  identified  smaller facility in Hartford or north of  Hartford.  The company  will  continue to identify ways to reduce overhead and  administrative  and back-office costs in an effort led by the company's Chief Accounting Officer.

          In December, Phoenix announced a series of actions to lower annualized expenses by approximately  $30 million by year-end 2003. These actions will result  in a 5 percent  reduction  of the  company's  employee  base.  They include closing certain of its  international  operations and adjusting the size of its  distribution  force in annuities and investment  management to reflect the current market  environment.  With the actions announced today, the company  expects to reduce  annualized  expenses by  approximately  $34 million in 2003 and by $40 million by the end of 2006. These reductions are in addition to the efforts  that  produced  annualized  expense  savings of approximately $29 million at the end of 2002.

          Phoenix also took  significant  steps in the fourth quarter to enhance its capital  position and return  Phoenix  Life's  risk-based  capital back above the company's target level.  Phoenix monetized a significant  portion of its holdings in Hilb,  Rogal and Hamilton  Company (HRH) in November and
     completed  an offering of equity units in  December.  The HRH  transactions produced net proceeds of  approximately  $157 million and a total net gain, after tax,  of $38.8  million,  with $6.4  million  realized  in the fourth quarter of 2002,  and an additional  $32.4  million  deferred to the fourth quarter of 2005.  The issuance of the equity units produced net proceeds of approximately  $149  million,  which were used  primarily  to pay down bank debt.

          By the end of this quarter, the company expects to reach a decision on the securitization of the residual assets associated with its closed block.
     Proceeds from such a transaction  would be used to further  strengthen  the life insurance company.

          The company  also has  redesigned  its annual  incentive  compensation plans for all employees to further align  incentive pay with the drivers of shareholder  value.  These  plans set  company-wide  performance  goals and related  departmental  metrics.  Management  will  present the plans to the
     Board of Directors for approval later in February.

          These  actions will support the specific 2003  priorities  Phoenix has set for its life insurance, annuity and investment management businesses.

o    Life  Insurance  - Target 12 to 15  percent  annual  sales  growth  through
     accelerated  product   introductions  and  expansion  of  its  distribution
     relationships with key firms.

o    Annuities - Eliminate  products with lower profit  potential and launch new products that capitalize on emerging needs,  such as income  protection and asset allocation strategies,  and selectively expand distribution channels, including regional and community banks.

o    Investment  Management  - Focus on  achieving  strong  relative  investment performance and improving cash margins while seeking to identify a new head of the operation by the end of this quarter.

                                       ROE
          "Today's actions, in combination with prior steps and anticipated 2003 performance,  should enable Phoenix to generate,  on an annualized run rate by the  fourth  quarter  2003,  a 6 to 8 percent  cash  return  on  equity, excluding venture capital," Mrs. Young said. "This target assumes an equity market return of 7 percent or better for the year."

                FOURTH QUARTER AND FULL-YEAR 2002 SEGMENT RESULTS
          Phoenix has two operating segments, "Life and Annuity" and "Investment
     Management",  and two reporting segments,  "Venture Capital" and "Corporate and Other". The Corporate and Other segment includes  unallocated  capital, interest expense and other expenses,  as well as certain  businesses not of sufficient scale to report independently.  The company looks at its segment results on the basis of operating  income  (loss) before  amortization  and taxes to better focus on the operating performance of each segment.

                                                       Fourth             Fourth            For the Year Ended
                                                       Quarter           Quarter               December 31,
                                                         2002              2001            2002             2001
                                                    --------------     -------------    ------------     -----------
                                                                             (in millions)
          Life and Annuity                               $24.2              $24.7           $78.4            $83.5
          Investment Management                           10.3               14.1            40.3             54.1
          Venture Capital                                 (2.3)              15.6           (59.3)          (159.6)
          Corporate and Other                            (16.4)              (1.0)          (48.9)           (39.6)

          Life and  Annuity  - This  segment  reported  operating  income before  income  taxes of  $24.2  million  in the  fourth  quarter  of 2002, compared with $24.7 million in the fourth  quarter of 2001.  Solid momentum in life  insurance  earnings  was  tempered  by  losses  in  annuities  and increases in pension costs that were allocated across  segments.  Continued
     favorable  mortality and persistency enabled the company to maintain strong insurance and  investment  margins on its life products.  In addition,  the closed block  continued to perform  well, as evidenced by the growth in the policyholder  dividend obligation.  Operating income for full-year 2002 was
     $78.4 million,  compared with $83.5 million for full-year 2001,  reflecting the impact of the adverse stock market and lower  interest rates on annuity margins.  For each of the life product lines,  operating  income  increased quarter over quarter and year over year.

          Total life insurance  sales  (annualized  premium and single  premium)
     were a record $141.8 million in the fourth  quarter of 2002,  compared with
     $58.3  million in the prior  year's  quarter.  Sales of  private  placement insurance  drove the increase,  which also reflects a 15 percent  growth in wholesaled production.

          Annualized  premium was $53.4  million in the fourth  quarter of 2002, compared with $37.0 million in the prior year's  quarter,  driven by growth in private  placements and universal  life product sales.  Sales from State
     Farm agents  accounted for 18 percent of wholesaled  annualized  premium in the  quarter.  Average  face  amounts  for  new  sales,  including  private placements, surpassed the $1 million mark for the first time, and increased to $954,000 for wholesaled production.

          Full-year 2002 total life insurance sales were $356.0  million,  up 60 percent  from 2001's  $222.4  million in sales.  While the  majority of the growth  was in  private  placements  ,  wholesaled  products  also  grew 12 percent,  driven largely by sales from State Farm,  which ended the year as the company's third largest life distribution relationship.  Total variable universal  life sales grew 58 percent in 2002 to $268.5 million from $169.9 million in 2001,  and  universal  life  sales in 2002 more than  doubled to
     $66.8 million from $29.0 million in 2001. Full-year 2002 annualized premium was $170.3 million compared with $118.9 million in 2001.

          Annuity  deposits in the fourth  quarter of 2002 were $217.8  million, compared  with  $593.4  million  in the  prior  year's  quarter,  primarily reflecting the company's  decision to discontinue its Retirement  Planner's
     Edge  (RPE)  variable  annuity  during  the  third  quarter.  Deposits  for full-year  2002 were $2.3 billion  compared with full-year 2001 deposits of
     $1.5  billion,  reflecting  strong  sales of both RPE and  fixed  annuities during the first three quarters.

          Investment  Management - Operating  income before  amortization and income taxes for the segment was $10.3 million in the fourth quarter of
     2002, compared with $14.1 million in the fourth quarter of 2001. The result is due primarily to the decline in earnings from Aberdeen Asset Management,
     PLC, in which the company has an equity ownership  interest.  The segment's revenues were flat,  with declines in most areas offset by the  acquisition of a 60 percent  interest in Kayne Anderson Rudnick  Investment  Management
     (KAR) in January. Expenses declined 4 percent, despite the KAR acquisition.
     Full-year 2002  operating  income before  amortization  and taxes was $40.3 million, compared with $54.1 million in 2001, again, reflecting the effects of Aberdeen and declines in revenues,  as well as  additional  revenues and expenses related to KAR.

          Assets  under  management  for the segment on  December  31, 2002 were
     $54.0  billion,  compared  with $52.1  billion on December  31,  2001.  The
     year-over-year   increase  in  assets   under   management   is   primarily
     attributable  to the  inclusion  of KAR in  2002  and the  issuance  of the
     Phoenix-Mistic  CBO  in  the  third  quarter,  offset  by  negative  market performance.

          Net flows were negative  $73.6 million in the fourth  quarter of 2002, compared  with  negative  net flows of $593.5  million in the prior  year's quarter,  reflecting a significant  turnaround in  institutional  accounts, offset by declines in mutual funds and variable  products.  Full-year  2002 net flows were $184.0  million,  compared with  full-year 2001 net flows of
     $459.0  million.  For  the  year,  increased  sales  of  managed  accounts, primarily related to the KAR acquisition,  were offset by declines in sales of mutual funds, institutional accounts and variable products.

          Inflows   totaled  $1.8  billion  in  the  fourth   quarter  of  2002,
     approximately  the same as inflows in the prior  year's  quarter.  Outflows were $1.9  billion in the fourth  quarter of 2002,  improved  from the $2.4 billion of outflows in the prior  year's  quarter.  Full-year  2002 inflows were $10.1  billion,  compared with $9.5 billion in 2001.  Outflows for the full-year 2002 were $10.0 billion, compared with $9.1 billion in 2001.

          Venture Capital - The Venture Capital segment, which represents
     1 percent of the $16.8  billion of invested  assets and cash in the general account portfolio, had a $2.3 million operating loss before income taxes in the fourth quarter of 2002. The loss was due to market  appreciation offset by expenses,  realized losses,  and true-ups to partnership  valuations for the third quarter.  In the prior year's quarter,  the segment had operating income of $15.6 million.  Total distributions in the fourth quarter of 2002 were $7.0 million,  compared  with $17.3  million in the fourth  quarter of
     2001.  Capital  contributions  were $11.5 million in the fourth  quarter of
     2002, compared with $11.7 million in the fourth quarter of 2001.

          For full-year 2002,  partnership  results  declined largely in concert with their  sectors  in the  equity  markets.  The  segment  posted a $59.3 million  operating  loss for the year,  compared with an operating  loss of
     $159.6 million for 2001. Total  distributions for full-year 2002 were $41.8 million, compared with $63.0 million in 2001. Capital contributions for the full year were  $42.2  million,  compared  with $47.0  million in 2001.  On
     December 31, 2002, Venture Capital segment assets were $227.8 million.

          Corporate  and  Other  - In the  fourth  quarter  of 2002,  the
     Corporate  and Other  segment  had a $16.4  million  operating  loss before amortization  and income  taxes,  compared  with an operating  loss of $1.0 million in the fourth  quarter of 2001.  For full-year  2002,  this segment experienced an operating loss before amortization and income taxes of $48.9 million,  compared  with  a loss  of  $39.6  million  for  full-year  2001.
     Increased interest expense,  reduced investment  earnings and higher losses from  international  investments were the key drivers of the losses for the quarter and the year.

                            REALIZED GAINS AND LOSSES
          The company  reported  fourth  quarter  2002 net  realized  investment losses  after-tax  of $22.7  million  versus  $22.1  million  in the fourth quarter of 2001. On a pre-tax  basis,  gross credit losses of $39.4 million and a $14.9 million loss related to the  company's  investment in Argentina were  partially  offset by  realized  gains of $15.3  million  from the HRH position  and $7.3  million from the  conversion  of an equity  position in
     Clark/Bardes,  Inc. to debt. For the full-year  2002, net realized  capital losses were $39.3 million versus $46.2 million in 2001.

                      RECONCILIATION OF FINANCIAL MEASURES
          The company  considers  operating  income and cash  operating  income, excluding  venture  capital,  in evaluating its financial  performance,  in addition to net income  presented in  accordance  with  Generally  Accepted
     Accounting   Principles  (GAAP).  (See  attached  table  reconciling  these measures.)  Operating  income  represents net income  adjusted for realized investment gains and losses and nonrecurring items.

          Nonrecurring    items   include    expenses   related   to   Phoenix's
     demutualization and its acquisition of the PXP minority interest,  an early retirement  program, a first quarter 2002 adjustment to the amortization of
     deferred  acquisition  costs  related  to  the  closed  block,   management
     restructuring charges, surplus tax, and the cumulative effect of accounting changes.  For cash operating income,  the company adds back amortization of intangible  assets  to  operating  income to  measure  the  ability  of the business to generate cash earnings.  When evaluating operating performance, the company also excludes the Venture Capital segment, a separate reporting segment,  in  order  to focus  on the  performance  of its  core  operating businesses.

                                 CONFERENCE CALL
          The Phoenix Companies, Inc. will host a conference call today at 11:00
     a.m. Eastern time to discuss with the investment community Phoenix's fourth quarter,  as well as its  2003  priorities.  The  conference  call  will be broadcast live over the Internet at  WWW.PHOENIXWEALTHMANAGEMENT.COM in the Investor Relations section. To listen to the live call, please go to the Web site at least  fifteen  minutes  prior to  register,  download  and install  any  necessary  audio  software.  The call can also be accessed by telephone  at  973-321-1020.  A replay  of the call  will be  available  by telephone at  973-341-3080  (passcode  3677372) and on Phoenix's  Web site,
     WWW.PHOENIXWEALTHMANAGEMENT.COM  in the Investor  Relations  section through February 20, 2003. Additional financial information can be accessed on  Phoenix's  Web  site,  WWW.PHOENIXWEALTHMANAGEMENT.COM,  in  the
     Investor Relations section.

          The Phoenix Companies, Inc. is a leading provider of wealth management products and services to individuals and institutions. Through a variety of advisors and financial services firms,  Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of life insurance, annuity and investment management products and services. Phoenix has corporate offices in Hartford, Conn.

                            FORWARD-LOOKING STATEMENT
          This release may contain forward-looking statements within the meaning of the  Private  Securities  Litigation  Reform  Act of 1995.  The  company intends these  forward-looking  statements to be covered by the safe harbor provisions  of the federal  securities  laws  relating  to  forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial  results,  as well as other  statements  including  words such as
     "anticipate",  "believe," "plan,"  "estimate,"  "expect,"  "intend," "may,"
     "should" and other similar expressions. Forward-looking statements are made based upon management's  current expectations and beliefs concerning trends and future  developments and their potential  effects on the company.  They are not  guarantees  of  future  performance.  Actual  results  may  differ materially from those suggested by  forward-looking  statements as a result of risks and  uncertainties  which  include,  among others:  (i) changes in general  economic  conditions,  including  changes in interest and currency exchange rates and the  performance of financial  markets;  (ii) heightened competition,  including with respect to pricing,  entry of new  competitors and the  development  of new  products  and  services  by new and  existing competitors; (iii) the company's primary reliance, as a holding company, on dividends  and other  payments from its  subsidiaries  to meet debt payment obligations,  particularly  since  the  company's  insurance  subsidiaries'
     ability  to pay  dividends  is  subject to  regulatory  restrictions;  (iv)
     regulatory,  accounting  or tax  changes  that may  affect  the cost of, or demand for, the  products or services of the  company's  subsidiaries;  (v)
     downgrades in the claims paying  ability or financial  strength  ratings of the company's  subsidiaries  or in its credit ratings;  (vi)  discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance  subsidiaries and establishing the liabilities of such  subsidiaries  for future policy  benefits and claims relating to such products;  (vii) movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under  management  and the demand  for our  variable  products;  (viii) the company's success in achieving planned expense  reductions;  and (ix) other risks and uncertainties  described in any of the company's filings with the
     Securities and Exchange Commission. The company undertakes no obligation to update or revise  publicly  any  forward-looking  statement,  whether  as a result of new information, future events or otherwise.

Financial Highlights (Unaudited)

Income Statement Summary ($ in millions)                       Fourth            Fourth
                                                               Quarter           Quarter         Year-to-Date        Year-to-Date
                                                                2002              2001               2002                2001
                                                            --------------    --------------    ---------------     ---------------

Revenues                                                          $ 611.8           $ 628.2          $ 2,452.9            $2,429.9

Operating Income (Loss) (1)                                          11.4              22.7              (61.7)              (74.1)
Add: Amortization of Goodwill and Intangibles                         8.1              15.6              101.3                57.0
                                                            --------------    --------------    ---------------     ---------------

Cash Operating Income (Loss)                                         19.5              38.3               39.6               (17.1)

Cash Operating Income, excluding Venture Capital                     21.0              28.2               78.1                86.6

GAAP Reported:  Net Loss                                            (14.5)             (7.5)            (246.0)             (202.7)

----------------------------------------------------------- -------------- -- -------------- -- --------------- --- ---------------

Earnings Per Share (2)                                         Fourth            Fourth
                                                               Quarter           Quarter         Year-to-Date        Year-to-Date
                                                                2002              2001               2002                2001
                                                            --------------    --------------    ---------------     ---------------

Operating EPS                                                     $  0.12           $  0.22           $  (0.63)           $  (0.71)
Cash Operating EPS                                                $  0.21           $  0.37            $  0.40            $  (0.16)
Cash Operating EPS, excluding Venture Capital                     $  0.22           $  0.27            $  0.80             $  0.83
Net Loss Per Share                                                $ (0.15)          $ (0.07)          $  (2.51)           $  (1.94)

----------------------------------------------------------- -------------- -- -------------- -- --------------- --- ---------------

Balance Sheet Summary                                          Fourth            Fourth
 ($ in billions, except per share data)                        Quarter           Quarter
                                                                2002              2001
                                                            --------------    --------------

Invested Assets                                                   $  16.8            $ 14.4
Separate Account and Investment Trust Assets                          5.7               5.6
Total Assets                                                         25.1              22.5
Total Equity                                                          2.0               2.4

Book Value Per Share (3)                                          $ 21.61           $ 23.51

Assets Under Management                                           $  63.7            $ 61.2

(1)  Operating income represents net income adjusted for realized gains and for some non-recurring items that are not indicative of the ongoing operations of the business segments. The size and timing of realized investment gains are often subject to management's discretion. Certain non-recurring items are removed from net income if, in management's opinion, they are not indicative of overall operating trends. While some of these items may be significant components of our net income, we believe operating income is an appropriate measure that represents the net income attributable to the ongoing operations of the business. However, operating income is not a substitute for net income determined in accordance with generally accepted accounting principles, and may be different from similarly titled measures of other companies.

(2)  Weighted average shares outstanding for fourth quarter 2002 is 94.2 million shares. Weighted average shares outstanding for fourth quarter 2001 is 103.3 million shares. Weighted average shares outstanding for year-to-date 2002 and 2001 are 97.9 million shares and 104.6 million pro forma shares, respectively.

(3)  Book value per share is based on 94.0 million and 101.9 million shares outstanding at year-end 2002 and 2001, respectively.

Consolidated Balance Sheet
December 31, 2002 and 2001
(in millions, except share data)
                                                                                                 2002                   2001
                                                                                           ------------------     -----------------
ASSETS:
Available-for-sale debt securities, at fair value                                                 $ 11,851.2             $ 9,607.7
Equity securities, at fair value                                                                       391.2                 290.9
Mortgage loans, at unpaid principal balances                                                           468.8                 535.8
Real estate, at lower of cost or fair value                                                             69.6                  83.1
Venture capital partnerships, at equity in net assets                                                  228.6                 291.7
Affiliate equity and debt securities                                                                   187.4                 330.6
Policy loans, at unpaid principal balances                                                           2,195.9               2,172.2
Other investments                                                                                      313.8                 282.4
                                                                                           ------------------     -----------------
      Total investments                                                                             15,706.5              13,594.4
Cash and cash equivalents                                                                            1,058.5                 815.5
Accrued investment income                                                                              192.3                 203.1
Premiums, accounts and notes receivable                                                                194.9                 147.8
Reinsurance recoverable balances                                                                        22.4                  21.3
Deferred policy acquisition costs                                                                    1,234.1               1,123.7
Premises and equipment                                                                                 110.0                 117.7
Deferred income taxes                                                                                   41.4                   1.8
Goodwill and other intangible assets                                                                   762.0                 858.6
Net assets of discontinued operations                                                                   20.8                  20.8
Other general account assets                                                                            88.5                  50.7
Separate account and investment trust assets                                                         5,692.4               5,570.0
                                                                                           ------------------     -----------------
      Total assets                                                                                $ 25,123.8            $ 22,525.4
                                                                                           ==================     =================
LIABILITIES:
Policy liabilities and accruals                                                                   $ 12,826.4            $ 11,993.4
Policyholder deposit funds                                                                           3,249.3               1,368.2
Deferred income taxes                                                                                     --                    --
Indebtedness                                                                                           644.3                 599.3
Delivery obligations under stock purchase contracts                                                    147.2                    --
Other general account liabilities                                                                      520.3                 595.1
Separate account and investment trust liabilities                                                    5,693.8               5,564.9
                                                                                           ------------------     -----------------
      Total liabilities                                                                             23,081.3              20,120.9
                                                                                           ------------------     -----------------
MINORITY INTEREST:
Minority interest in net assets of subsidiaries                                                         10.8                   8.8
                                                                                           ------------------     -----------------
STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 1.0 billion shares  authorized;
  106.4 million shares issued                                                                            1.0                   1.0
Additional paid-in capital                                                                           2,421.5               2,410.4
Accumulated deficit                                                                                   (292.6)                (30.8)
Accumulated other comprehensive income                                                                  97.5                  81.1
Treasury stock, at cost: 12.3 million and 4.5 million shares                                          (195.7)                (66.0)
                                                                                           ------------------     -----------------
      Total stockholders' equity                                                                     2,031.7               2,395.7
                                                                                           ------------------     -----------------
      Total liabilities, minority interest and stockholders' equity                               $ 25,123.8            $ 22,525.4
                                                                                           ==================     =================

Certain reclassifications have been made to the 2001 financial statements to conform with the year-end 2002 presentation.

Consolidated Statement of Income (in millions)
Period ended December 31

                                                            Fourth              Fourth
                                                            Quarter            Quarter          Year-to-Date        Year-to-Date
                                                             2002                2001               2002                2001
                                                        ----------------    ---------------    ---------------     ----------------
REVENUES:
Premiums                                                        $ 268.1            $ 276.7           $1,082.0            $ 1,112.7
Insurance and investment product fees                             137.7              132.1              563.3                546.4
Net investment income                                             239.5              254.6              915.2                843.2
Net realized investment losses                                    (33.5)             (35.2)            (107.6)               (72.4)
                                                        ----------------    ---------------    ---------------     ----------------
   Total revenues                                                 611.8              628.2            2,452.9              2,429.9
                                                        ----------------    ---------------    ---------------     ----------------
BENEFITS AND EXPENSES:
Policy benefits                                                   365.4              350.0            1,436.1              1,406.7
Policyholder dividends                                            107.4               98.4              401.8                400.1
Policy acquisition cost amortization                               17.6               37.7               59.2                133.0
Intangible asset amortization                                       7.7               12.2               98.8                 49.4
Interest expense                                                    8.3                6.1               31.4                 27.3
Demutualization expenses                                            0.1                1.1                1.8                 25.9
Other operating expenses                                          133.8              131.7              584.7                628.1
                                                        ----------------    ---------------    ---------------     ----------------
   Total benefits and expenses                                    640.3              637.2            2,613.8              2,670.5
                                                        ----------------    ---------------    ---------------     ----------------
Income (loss) before income taxes and minority
   interest                                                       (28.5)              (9.0)           (160.9)               (240.6)
Applicable income tax (benefit) expense                           (16.7)              (3.6)            (57.1)               (110.5)
                                                        ----------------    ---------------    ---------------     ----------------
Income (loss) before minority interest                            (11.8)              (5.4)           (103.8)               (130.1)
Minority interest in net income of subsidiaries                     2.7                2.1               11.9                  7.2
                                                        ----------------    ---------------    ---------------     ----------------
Income (loss) before cumulative effect of
   accounting changes                                             (14.5)              (7.5)           (115.7)               (137.3)
Cumulative effect of accounting changes:
Goodwill impairment                                                  --                 --            (130.3)                   --
Securitized financial instruments, Venture capital
   partnerships and derivative financial instruments                 --                 --                 --                (65.4)
                                                        ----------------    ---------------    ---------------     ----------------
Net loss                                                        $ (14.5)            $ (7.5)          $(246.0)             $ (202.7)
                                                        ================    ===============    ===============     ================

Certain reclassifications have been made to the 2001 financial statements to conform with the 2002 presentation.

Reconciliation of Income Measures (in millions)
                                                           Fourth             Fourth
                                                          Quarter            Quarter         Year-to-Date           Year-to-Date
                                                            2002               2001              2002                   2001
                                                        -------------       -----------     ---------------        ----------------
GAAP Reported:  Net Loss                                      $(14.5)           $ (7.5)           $ (246.0)               $ (202.7)
                                                        -------------       -----------     ---------------        ----------------

Less:      Cumulative Effect of Accounting Changes                --                --              (130.3)                  (16.6)(A)
           Net Realized Investment Gains (Losses),
              after tax                                        (22.7)(B)         (22.1)              (39.4)(B)               (46.2)
           Non-Recurring Items, after tax:
           Deferred Policy Acquisition Costs
              Adjustment                                          --                --                15.1                      --
           Expenses of Purchase of PXP Minority
              Interest                                            --              (2.9)                 --                   (52.8)
           Early Retirement Pension Adjustment                    --              (4.2)                 --                   (15.5)
           Management Restructuring Reserve                       --                --               (25.4)                     --
           Staff Reductions Expense                             (3.1)               --                (3.1)                     --
           Demutualization Expense                              (0.1)             (1.0)               (1.3)                  (23.9)
           Surplus tax                                            --                --                  --                    21.0
           Other                                                  --                --                 0.1                     5.4
                                                        -------------       -----------     ---------------        ----------------
                                                               (25.9)            (30.2)             (184.3)                 (128.6)
                                                        -------------       -----------     ---------------        ----------------
Operating Income (Loss)                                         11.4              22.7               (61.7)                  (74.1)(C)
Less:      Venture Capital, after tax                           (1.5)             10.1               (38.5)                 (103.7)
Add:       Goodwill and Intangibles Amortization                 8.1              15.6               101.3                    57.0
                                                        -------------       -----------     ---------------        ----------------

Cash Operating Income, Excluding Venture
   Capital                                                    $ 21.0            $ 28.2             $  78.1                 $  86.6
                                                        =============       ===========     ===============        ================

(A)      Cumulative effect of accounting changes excludes the cumulative effect of accounting change for venture capital partnerships. See (C) below.
(B)      Net realized investment gains and losses for 2002 are presented net of the related impact on the policyholder dividend obligation and deferred acquisition cost amortization for 2002.
(C)      Venture capital, after tax includes the cumulative effect of accounting change for venture capital partnerships of $75 million (pre tax) as management considers this when evaluating the financial performance of the venture capital reporting segment.

Note:      For additional information see our financial supplement.